POWER OF ATTORNEY


KNOW ALL BY THESE PRESENTS, that the undersigned, hereby constitutes and appoints each of Vivian Coates, Patrick McCamy, Gracie Smith or any of them signing singly, and with full power of substitution and resubstitution, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the
undersigned, in the undersigned's
capacity as a former executive officer
or director of HF Foods Group Inc.
(the "Company"),
any and all reports
(including any amendment thereto)
of the undersigned required
or considered
advisable under Section 13 or
Section 16 of the Securities
Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder, with respect to the equity securities of the Company, including Forms 3, 4 and 5 and
Schedule 13D or 13G;

(2) do and perform any and all acts
for and on behalf of the undersigned
which may be necessary or desirable
to complete and execute any such
Forms 3, 4 and 5 and Schedule 13D or 13G, including any amendments thereto, and timely file such form with the United States Securities and
Exchange Commission and any
stock exchange or similar authority; and

(3) take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interests of, or legally required by,the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 and
Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Schedule 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       [Signature Page Follows]
















IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of July, 2021.

/s/ Zhou Min Ni
Name: Zhou Min Ni

State of North Carolina }
County of Guilford}

I, David B. Puryear, Notary Public for said
County and State, do hereby certify that Zhou Min Ni personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal this
12th day of July, 2021.



(Official Seal)
       /s/ David B. Puryear
       Official Signature of Notary

       David B. Puryear
       Notary's Printed or Typed Name
       Notary Public
My Commission Expires: July 31, 2024.